      As filed with the Securities and Exchange Commission on June 20, 2000

                                                      Registration No. 333-
-------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                                 DATASCOPE CORP.
             (Exact name of registrant as specified in its charter)

              Delaware                             13-2529596
  (State or other jurisdiction of     (I.R.S. Employer Identification Number)
   incorporation or organization)

                               14 Philips Parkway
                           Montvale, New Jersey 07465
               (Address of principal executive offices)(Zip Code)
                           -------------------------

                STOCK OPTION AGREEMENTS WITH VARIOUS INDIVIDUALS
                            (Full title of the plan)
                           --------------------------

                                                    With a copy to:
         Lawrence Saper                           Martin Nussbaum, Esq.
   Chairman of the Board and              Swidler Berlin Shereff Friedman, LLP
    Chief Executive Officer                       The Chrysler Building
       Datascope Corp.                            405 Lexington Avenue
     14 Philips Parkway                         New York, New York 10174
  Montvale, New Jersey 07465                          (212) 973-0111
       (201) 391-8100

                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
      Title of securities           Amount to be       Proposed maximum     Proposed maximum         Amount of
       to be registered            registered(1)      offering price per        aggregate       registration fee(2)
                                                           share(2)          offering price
--------------------------------------------------------------------------------------------------------------------
Common Stock,                      66,600 shares            $23.05             $1,535,341             $405.27
par value $.01 per share
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The Registration Statement fee has been calculated pursuant to Rule 457 of the Securities Act of 1933, as amended, as follows: 66,600 multiplied by .000264 by $23.05 (representing the average of 10,000 shares having been granted at an exercise price of $17.344, 2,000 shares having been granted at an exercise price of $17.750, 31,600 shares having been granted at an exercise price of $18.250, 2,000 shares having been granted at an exercise price of $19.219, 6,000 shares having been at an exercise price of $24.688, 5,000 shares having been granted at an exercise price of $38.563 and 10,000 shares having been granted at an exercise price of $37.032).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents that have been filed by Datascope Corp., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

              a. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

              b. The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended September 30, 1999, December 31, 1999 and March 31, 2000.

              c. The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation and By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         The Restated Certificate of Incorporation of the Registrant (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's By-laws provide that the Registrant shall indemnify an officer or director for any costs incurred by such officer or director in connection with a proceeding against such officer or director by reason of the fact that he is or was an officer or director of the Registrant, unless such indemnification is prohibited under applicable law. Pursuant to the By-laws, the Registrant may also be required to advance funds to an officer or director who is entitled to indemnification upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined that such person is not entitled to indemnification. The By-laws further provide that the Registrant may provide indemnification or the advancement of expenses to any other person as permitted by applicable law. Such advancement of expenses to any other person as permitted by applicable law. Such By-law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

         The Registrant maintains a Directors & Officers Liability policy. The policy's coverage, among other things, (i) provides for payment on behalf of the Registrant's officers and directors against loss (as defined in the policy) stemming from acts committed by directors and officers in their capacities as such, with no annual individual deductible element per director or officer, and
(ii) provides for reimbursement of the Registrant against such loss for which the Registrant grants indemnification to any director or officer, as permitted or required by law, with a retention of $250,000 per claim. In addition, the maximum coverage with respect to any loss is $10,000,000, including defense costs, and the maximum coverage with respect to all losses occurring in any policy year is also $10,000,000. There is no coverage for loss from claims made against directors or officers arising from certain statutory liabilities and specified categories of misconduct, including claims (i) for the return of remuneration paid without prior shareholder approval if it is judicially determined that such remuneration was in violation of law, (ii) for an accounting of profits made from a purchase or sale within the meaning of Section 16(b) of the Exchange Act, (iii) with respect to acts of active and deliberate dishonesty that were committed or attempted with actual dishonest purpose, or (iv) with respect to a judicial determination that the individual gained personal profit or other advantage to which he was not legally entitled.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this registration statement:

              4.1 Form of Datascope Corp. Stock Option Agreement for William E. Cohn.
              4.2 Form of Datascope Corp. Stock Option Agreement for Thor W. Nilsen.
              4.3 Form of Datascope Corp. Stock Option Agreement for Robert Getts, Ph.D.
              4.4 Form of Datascope Corp. Stock Option Agreement for Robert Getts, Ph.D, James Kadushin and William Ohley, Ph.D.
              4.5 Form of Datascope Corp. Stock Option Agreement for Arno Nash and Alan Abramson.
              4.6 Form of Datascope Corp. Stock Option Agreement for Gerald Zemel, M.D. and Charles Brown, M.D.
              4.7 Form of Datascope Corp. Stock Option Agreement for David Altschiller.
              5.1  Opinion of Swidler Berlin Shereff Friedman, LLP.
              23.1 Consent of Deloitte & Touche LLP.
              23.2 Consent of Swidler Berlin Shereff Friedman, LLP (included in
                   Exhibit 5.1).
              24.1 Power of Attorney (included in signature page to this registration statement).

Item 9.  Undertakings.

              (a)   The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)
(3) of the Securities Act of 1933;

                       (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


           provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Montvale, State of New Jersey, on this 20th day of June, 2000.

                                      DATASCOPE CORP.

                                      By:    /s/ Murray Pitkowsky
                                             -----------------------
                                             Name:  Murray Pitkowsky
                                             Title: Senior Vice President and
                                                    Secretary

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Lawrence Saper and Murray Pitkowsky and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

              Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

   Signature                                 Title                     Date
   ----------                                ------                    -----
 /s/ Lawrence Saper             Chairman of the Board and Chief    June 20, 2000
-------------------------       Executive Officer (Principal
Lawrence Saper                  Executive Officer)

 /s/ Leonard S. Goodman         Vice President, Treasurer and      June 20, 2000
-------------------------       Chief Financial Officer (Principal
Leonard S. Goodman              Financial and Accounting Officer)

 /s/ Alan Abramson              Director                           June 20, 2000
-------------------------
Alan Abramson

 /s/ David Altschiller          Director                           June 20, 2000
-------------------------
David Altschiller

/s/ William Asmundon            Director                           June 20, 2000
-------------------------
William Asmundson

/s/ Joseph Grayzel, M.D.        Director                           June 20, 2000
-------------------------
Joseph Grayzel, M.D.

/s/ George Heller               Director                           June 20, 2000
-------------------------
George Heller

/s/ Arno Nash                   Director                           June 20, 2000
-------------------------
Arno Nash

                                 DATASCOPE CORP.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX


         Exhibit Number         Description
         --------------         ------------
             4.1                Form of Datascope Corp. Stock Option Agreement
                                for William E. Cohn.
             4.2                Form of Datascope Corp. Stock Option Agreement
                                for Thor W. Nilsen.
             4.3                Form of Datascope Corp. Stock Option Agreement
                                for Robert Getts, Ph.D.
             4.4                Form of Datascope Corp. Stock Option Agreement
                                for Robert Getts, Ph.D, James Kadushin and
                                William Ohley, Ph.D.
             4.5                Form of Datascope Corp. Stock Option Agreement
                                for Arno Nash and Alan Abramson.
             4.6                Form of Datascope Corp. Stock Option Agreement
                                for Gerald Zemel, M.D. and Charles Brown, M.D.
             4.7                Form of Datascope Corp. Stock Option Agreement
                                for David Altschiller.
             5.1                Opinion of Swidler Berlin Shereff Friedman, LLP.
             23.1               Consent of Deloitte & Touche LLP.
             23.2               Consent of Swidler Berlin Shereff Friedman, LLP
                                (included in Exhibit 5.1).
             24.1               Power of Attorney (included in signature page to
                                this registration statement).